UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2015

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 8, 2015, the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”), elected Bret M. Allan as its Senior Vice President, Chief Financial Officer and Secretary. Mr. Allan succeeds J. Michael Anderson, who is stepping down as Senior Vice President, Chief Financial Officer and Secretary of the General Partner.

Before joining the General Partner, Mr. Allan, 46, most recently served as Vice President, Finance and Treasurer of Energy Transfer Partners, L.P. (“Energy Transfer Partners”). From March 2010 through June 2015, Mr. Allan led the treasury, cash management, credit and corporate planning functions for Regency Energy Partners LP (“Regency”), a midstream master limited partnership that was acquired by Energy Transfer Partners in January 2015. While at Regency, Mr. Allan also helped lead numerous capital raising transactions and supported numerous acquisitions and recapitalizations. Prior to Regency, Mr. Allan held various managerial positions at Energy Future Holdings and its predecessor company, TXU Corporation, including positions in strategic planning, financial analysis and risk. Mr. Allan holds a BA in economics from the University of California at Berkeley and an MBA with a concentration in finance from the University of Chicago Graduate School of Business.

Under Mr. Allan’s employment offer letter, Mr. Allan will (a) receive an annualized base salary of $300,000, (b) be eligible for a bonus at a target award level of 75% of base salary, with a minimum payment guarantee of $225,000, subject to continued employment and less applicable withholdings, consisting of both cash and LTIP (as defined below) units (which will vest one year from the date of grant) and (c) be eligible to receive an initial reporting bonus in the amount of $40,000, less applicable withholding taxes, payable within 60 days of Mr. Allan’s start date. In addition, under the offer letter, Mr. Allan will be eligible to participate in the Partnership’s Long-Term Incentive Plan (the “LTIP”) with an award of 36,000 LTIP units. Subject to approval by the compensation committee of the Board, such award will be granted at the next authorized grant date pursuant to the LTIP and will vest proportionally over three years from the date of grant, contingent on continued employment.

In addition, Mr. Allan has entered into a Severance Agreement dated June 8, 2015 (the “Severance Agreement”). The Severance Agreement provides benefits equal to Mr. Allan’s Base Salary through the date of termination, as well as the Bonus, the Severance Payment and reimbursement for the cost of COBRA coverage for 18 months, to be paid upon his termination within 12 months following a Sale Event, termination without Cause or resignation by Mr. Allan for Good Reason (all of the capitalized terms in this sentence have the meanings given them in the Severance Agreement).

A copy of the press release regarding Mr. Allan’s election is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1933, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Severance Agreement, dated as of June 8, 2015, by and between Southcross Energy Partners GP, LLC and Bret M. Allan.

99.1	Press Release of Southcross Energy Partners, L.P. dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: June 8, 2015	By:	/s/ John E. Bonn
	Name:	John E. Bonn
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement, dated as of June 8, 2015, by and between Southcross Energy Partners GP, LLC and Bret M. Allan.

99.1	Press Release of Southcross Energy Partners, L.P. dated June 8, 2015.